UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 29, 2024
 Newpark Resources, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-02960	72-1123385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9320 Lakeside Boulevard,	Suite 100
The Woodlands,	Texas	77381
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (281) 362-6800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.      Results of Operations and Financial Condition.
On November 7, 2024, Newpark Resources, Inc. (the “Company”) issued a press release announcing financial information for the three and nine months ended September 30, 2024. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
The information in Item 2.02 of this Current Report on Form 8-K and the information in the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.
Use of Non-GAAP Financial Information
To help understand the Company’s financial performance, the Company has supplemented its financial results that it provides in accordance with generally accepted accounting principles (“GAAP”) with non-GAAP financial measures. Such financial measures include Adjusted Income (Loss) from Continuing Operations, Adjusted Income (Loss) from Continuing Operations Per Common Share, earnings before interest, taxes, depreciation and amortization (“EBITDA”) from Continuing Operations, Adjusted EBITDA from Continuing Operations, Free Cash Flow, and Adjusted EBITDA Margin from Continuing Operations.
We believe these non-GAAP financial measures are frequently used by investors, securities analysts and other parties in the evaluation of our performance and liquidity with that of other companies in our industry. Management uses these measures to evaluate our operating performance, liquidity and capital structure. In addition, our incentive compensation plan measures performance based on our consolidated EBITDA, along with other factors. The methods we use to produce these non-GAAP financial measures may differ from methods used by other companies. These measures should be considered in addition to, not as a substitute for, financial measures prepared in accordance with GAAP. Applicable reconciliations to the nearest GAAP financial measure of each non-GAAP financial measure are included in the attached Exhibit 99.1.
Item 8.01     Other Events.
On October 29, 2024, the Company detected a ransomware cybersecurity incident (“Incident”) in which an unauthorized third party gained access to certain of the Company’s internal information systems. Upon detection, the Company activated its cybersecurity response plan and launched an investigation internally with the support of external advisors to assess and to contain the threat.
The incident has caused disruptions and limitation of access to certain of the Company’s information systems and business applications supporting aspects of the Company’s operations and corporate functions, including financial and operating reporting systems. However, the Company’s manufacturing and field operations have continued in all material respects utilizing established downtime procedures.
The full scope of the costs and related impacts of the Incident, including any future impact on our financial condition and results of operations, has not yet been determined. Based on the Company's current knowledge of the facts and circumstances related to this incident, the Company believes that this incident is not reasonably likely to materially impact the Company's financial conditions or results of operations. Should any of the relevant facts and circumstances substantively change, the Company will make any required disclosures.
Item 9.01     Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by Newpark Resources, Inc. on November 7, 2024
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPARK RESOURCES, INC.
(Registrant)

Date:	November 7, 2024	By:	/s/ Gregg S. Piontek
Gregg S. Piontek
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)